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                                ANTEC CORPORATION
                              EMPLOYEE SAVINGS PLAN

                                   EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48666) pertaining to the ANTEC Corporation Employee Savings Plan of our report dated June 15, 2001, with respect to the financial statements and schedule of the ANTEC Corporation Employee Savings included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                                                     /s/ ERNST & YOUNG LLP

Atlanta, Georgia
June 15, 2001